         As filed with the Securities and Exchange Commission on July 25, 1996

                                                   Registration No. 333-
                                                                    --------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933


                             AVID TECHNOLOGY, INC.
         --------------------------------------------------------------------
                  (Exact name of registrant as specified in its charter)


                   Delaware                               04-2977748
         --------------------------------   ------------------------------------
         (State or other jurisdiction of    (I.R.S. Employer Identification No.)
         incorporation or organization)


         Metropolitan Technology Park, One Park West, Tewksbury, MA    01876
         ----------------------------------------------------------------------
         (Address of Principal Executive Offices)                    (Zip Code)


                            1994 STOCK OPTION PLAN, AS AMENDED
         ----------------------------------------------------------------------
                                 (Full Title of the Plan)


                                   William J. Miller
                     Chief Executive Officer and Chairman of the Board
                                   Avid Technology, Inc.
                               Metropolitan Technology Park
                                   One Park West
                                 Tewksbury, MA  01876
         ----------------------------------------------------------------------
                          (Name and Address of Agent for Service)


                                   (508) 640-6789
         ----------------------------------------------------------------------
               (Telephone number, including Area Code, of Agent For Service)

                            CALCULATION OF REGISTRATION FEE

===============================================================================
                                          Proposed     Proposed
            Title of                       Maximum      Maximum     Amount
           Securities         Amount      Offering     Aggregate   of Regis-
             to be             to be      Price Per    Offering    tration
           Registered       Registered    Share(1)     Price(1)      Fee(1)
- -------------------------------------------------------------------------------
        Common Stock,
        $.01 par value    800,000 shares  $16.6875  $13,350,000   $4,603.45
===============================================================================
      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) and based on the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National
          Market Systems' quotation system on July 22, 1996.

                       Statement of Incorporation by Reference

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 33-82478 and 33-98692 relating to the Registrant's 1994 Stock Option Plan.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tewksbury, Commonwealth of Massachusetts, on July 25, 1996.


                                       AVID TECHNOLOGY, INC.



                                       By: /s/ William J. Miller
                                          ------------------------------------
                                           William J. Miller
                                           Chief Executive Officer and
                                           Chairman of the Board

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute and appoint William J. Miller, C. Edward Hazen, Frederic G. Hammond and Mark G. Borden, and each of them singly, our true and lawful attorneys with full power to them, to sign for us and in our names, in the capacities indicated below, the registration statement filed herewith, and any and all amendments (including post-effective amendments) to said registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of
1933) and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Witness our hands and common seal on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                    Title                            Date
- ---------                    -----                            ----
 /s/ William J. Miller       Chief Executive Officer          ) July 25, 1996
- ---------------------------  and Chairman of the Board        )
     William J. Miller       (Principal Executive Officer)    )
                                                              )
 /s/ Jonathan H. Cook        Vice President, Finance,         ) July 25, 1996
- ---------------------------  Administration and               )
     Jonathan H. Cook        Chief Financial Officer          )
                             (Principal Financial Officer     )
                             and Principal Accounting         )
                             Officer)                         )
                                                              )
 /s/ Charles T. Brumback     Director                         ) July 22, 1996
- ---------------------------                                   )
     Charles T. Brumback                                      )
                                                              )
                                                              )
 /s/ William E. Foster       Director                         ) July 25, 1996
- ---------------------------                                   )
     William E. Foster                                        )
                                                              )
                                                              )
 /s/ Peter C. Gotcher        Director                         ) July 22, 1996
- ---------------------------                                   )
     Peter C. Gotcher                                         )
                                                              )
                                                              )
 /s/ Robert M. Halperin      Director                         ) July 25, 1996
- ---------------------------                                   )
     Robert M. Halperin                                       )
                                                              )


                                                              )
 /s/ William S. Kaiser         Director                       ) July 25, 1996
- ---------------------------                                   )
     William S. Kaiser                                        )
                                                              )
                                                              )
 /s/ Paul A. Maeder            Director                       ) July 25, 1996
- ---------------------------                                   )
     Paul A. Maeder                                           )
                                                              )
                                                              )
 /s/ Curt A. Rawley            Director                       ) July 25, 1996
- ---------------------------                                   )
     Curt A. Rawley                                           )
                                                              )
                                                              )
 /s/ William J. Warner         Director                       ) July 25, 1996
- ---------------------------                                   )
     William J. Warner                                        )



                                  INDEX TO EXHIBITS

         Exhibit
         Number                        Exhibit                        Page
         -------                       -------                        ----

           4.1        Third Amended and Restated Certificate of
                      Incorporation of the Registrant, as amended       *

           4.2        By-Laws, as amended, of the Registrant           **

           4.3        Certificate of Designation establishing
                      Series A Junior Participating Preferred
                      Stock and Certificate of Correction             ***

           4.4        Specimen Certificate representing the
                      Registrant's Common Stock                        **

           4.5        Rights Agreement, dated as of
                      February 29, 1996, between the Registrant
                      and The First National Bank of Boston,
                      as Rights Agent                                ****

           5.1        Opinion of Hale and Dorr

          23.1        Consent of Hale and Dorr (included in
                      Exhibit 5.1)

          23.2        Consent of Coopers & Lybrand L.L.P.

          23.3        Consent of Ernst & Young LLP

          24.1        Power of Attorney (included on the
                      signature page of this registration
                      statement)

- ------------------------------
          *   Incorporated by reference from Exhibits 3.1 and 3.2 to the
              Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (as filed with the Commission on May 15,
              1995).

         **   Incorporated by reference from Registrant's Registration
              Statement on Form S-1 (File No. 33-57796) as declared effective by the Commission on March 11, 1993.

         *** Incorporated by reference from Exhibits 3.4 and 3.5 to the Registrant's Annual Report on Form 10-K (File No. 0-21174) for the year ended December 31, 1995, as filed with the Commission on April 1, 1996.

         **** Incorporated by reference from the Registrant's Current
              Report on Form 8-K (File No. 0-21174), as filed with the Commission on March 8, 1996.